THIS AGREEMENT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL HAS BEEN BRACKETED ON PAGE 3 AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                         TRADEMARK SUBLICENSE AGREEMENT

      THIS TRADEMARK SUBLICENSE AGREEMENT is entered into this 15th day of April, 1998 (the "Effective Date"), between FRESHCORN LLC (hereinafter referred to as the "Joint Venture"), NEWCORNCO LLC (hereinafter referred to as "LICENSEE") and THE SHOLL GROUP II, INC., a Minnesota corporation (hereinafter referred to as "LICENSOR").

                                   WITNESETH:

      WHEREAS, LICENSOR entered into a Trademark License Agreement with The Pillsbury Company ("TPC") with effect as of January 10, 1995 (hereinafter referred to as the "LICENSE AGREEMENT");

      WHEREAS, LICENSOR has been granted the right to use certain trademarks and trade names including those listed in Exhibit A and the trade dress used in connection therewith (hereinafter such trademarks and tradenames listed on Exhibit A are referred to as the "LICENSED MARKS"), which LICENSED MARKS have been used in commerce and extensively advertised and promoted by various means. The LICENSED MARKS are well known and recognized by the general public and have gained a high reputation with the general public, which high reputation and goodwill has been and continues to be a unique benefit to TPC and LICENSOR;

      WHEREAS, LICENSOR and LICENSEE have formed and jointly own the Joint Venture;

      WHEREAS, LICENSEE recognizes the benefits to be derived from utilizing the LICENSED MARKS and desires to utilize said LICENSED MARKS solely upon and in connection with the growing, processing, harvesting, advertising, marketing, sale and distribution of fresh and perishable corn as defined in Exhibit B (the "Licensed Products"); and

      WHEREAS, LICENSOR and the Joint Venture desire that LICENSEE have the rights to use the LICENSED MARKS in connection with the growing, harvesting, advertising, marketing and distribution of the Licensed Products.

      NOW, THEREFORE, in consideration of mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, the parties agree as follows:

      1. GRANT OF LICENSE

            (a) Licensed Products. Upon the terms and conditions set forth in this Agreement, as of Effective Date, LICENSOR grants to the Joint Venture and LICENSEE the right, license and privilege to utilize the LICENSED MARKS solely upon and in connection with the growing, harvesting, advertising, marketing, sale and distribution of Licensed Products (hereinafter the "Sublicense"). In consideration of the payment to be received by the Joint Venture hereunder (which payment shall only be paid for the period of time the Sublicense shall

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be in effect), the Joint Venture waives its rights to the use of the LICENSED
MARKS. LICENSEE shall not use any of the LICENSED MARKS or any variation, abbreviation or derivation of, or any words confusingly similar to, any of the LICENSED MARKS in its corporate name.

            (b) Limited License. This Sublicense is limited to Licensed Products which meet or exceed the quality standards set forth in a quality assurance manual to be developed by LICENSEE which shall include product specifications and which shall be submitted to LICENSOR for its approval prior to producing any Licensed Product (such Quality Assurance Manual, with such changes thereto as LICENSOR may reasonably determine are required in response to technological, legal, regulatory or other industry developments, hereinafter referred to as "LICENSOR'S Quality Assurance Manual"). It is agreed that customary industry standards shall be applied in determining if the Licensed Products are of sufficient quality including, but not limited to, applicable laws and regulations covering product safety and the regulation of food and drugs. NO LICENSE IS GRANTED HEREUNDER FOR ANY USE OTHER THAN SOLELY IN CONNECTION WITH THE LICENSED PRODUCTS, AND NO LICENSE IS GRANTED FOR ANY USE IN COMBINATION WITH PRODUCTS THAT ARE NOT LICENSED PRODUCTS, AS DEFINED, WITHOUT PRIOR WRITTEN CONSENT OF LICENSOR. Except as otherwise consented to by LICENSOR in writing, the Licensed Products shall be sold to the public only in the manner in which other similar articles are customarily merchandised. In no event shall the Licensed Products be used or sold as premiums or giveaways or for advertising or joint merchandising purposes without the prior written consent of LICENSOR. LICENSEE shall be free to set the prices at which it sells or distributes Licensed Products, and LICENSOR shall have no right to dictate such price(s), provided, however, that the Licensed Products shall at all times be sold and marketed as high quality products consistent with LICENSOR's and TPC's image and reputation for overall high quality.

            (c) Territory. The Sublicense hereby granted shall be exclusive with respect to the United States of America, Mexico and Canada and non-exclusive in the rest of the world (hereinafter the "Territory").

            (d) Term. The initial term of this Sublicense shall commence as of the Effective Date and, subject to the termination provisions of Sections 10, 11 and 12 below, shall continue until December 31, 2020 and shall thereafter be renewed for successive periods of one (1) year each, unless either party gives the other party written notice prior to the expiration of the initial term or any renewal term of its election not to renew the Sublicense. Such notice of non-renewal may be given at any time commencing three (3) years prior to the expiration of the initial term of the Sublicense. In the event the LICENSOR provides written notice electing not to renew the Sublicense under this section 1(d), the Sublicense shall continue for a period of three (3) years after the date of notice at which time the Sublicense shall terminate.

      2. PAYMENT TO JOINT VENTURE AND LICENSOR

            (a) Fee to Joint Venture. In consideration of the Joint Venture waiving its rights to the LICENSED MARKS, LICENSEE shall pay the Joint Venture a fee in an amount equal to a

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percentage of all revenues of LICENSEE for each calendar year derived from the sale of all corn products by LICENSEE, including, but not limited to, Licensed Products and products sold under trademarks other than the LICENSED MARKS and whether sold at retail or to foodservice. The percentage shall be determined based upon the "Average Price" of each "Case" of corn sold by LICENSEE during each calendar year. If the Average Price is less than $[ ] per Case, the percentage shall be [ ]%. If the Average Price per Case is:



Equal to or greater than      but less than       the percentage shall be
------------------------      -------------       -----------------------
        $[  ]                 $[  ]                         [  ]%

        $[  ]                 $[  ]                         [  ]%

        $[  ]                 $[  ]                         [  ]%

        $[  ]                 $[  ]                         [  ]%

        $[  ]                 $[  ]                         [  ]%



If the average sale price is greater than $[ ] per case, the percentage will be [ ]%.



Notwithstanding anything contained herein to the contrary, the payment due hereunder for each calendar year shall not (i) exceed the total pre-tax earnings of LICENSEE for such calendar year nor (ii) be less than [ ]% of the total pre-tax earnings of LICENSEE for such calendar year. The pre-tax earnings of the LICENSEE shall be determined from the books and records of LICENSEE which shall be maintained in accordance with generally accepted accounting principles, consistently applied. The total due the Joint Venture shall be reduced by the amount of royalty paid to LICENSOR pursuant to 2(b). The fee due for the first calendar year (1998) shall be calculated in the manner above described but shall be reduced by multiplying the fee by a fraction, the numerator of which is the number of days from the Effective Date until December 31, 1998 and the denominator is 365.



      By way of illustration, if LICENSEE's pre-tax earnings are $1,000,000 for the year in question, the Average Price per Case for such year is $[ ] and the total revenues of LICENSEE are $10,000,000 resulting in a fee of $[ ] ($10,000,000 x [ ]%), the fee to be paid to the Joint Ventures would be $[ ] ([ ]% of pre-tax earnings). On the other hand, if LICENSEE's pre-tax earnings are $100,000 for the year in question, the Average Price per Case for such year is $[ ] and the total revenues of LICENSEE are $10,000,000 resulting in a fee of $[ ] ($10,000,000 x [ ]%), the fee to be paid to the Joint Ventures would be $[ ]. In either of the above two scenarios the fee would be reduced by the amount paid to LICENSOR pursuant to 2(b).



            (b) Royalty to LICENSOR. LICENSEE shall pay LICENSOR a royalty of $[ ] per Case of Licensed Product "Sold" during the term of the Sublicense.


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Licensed Product shall be considered "Sold" upon the date such Licensed Product is billed, invoiced, or paid for, whichever event occurs first. A "Case" shall mean 48 ear equivalents.

"Average Price" shall mean the total revenues of LICENSEE during each calendar year from the sale of all fresh and perishable corn products of LICENSEE divided by the number of Cases sold by LICENSEE which were included in the calculation of the revenues for the sale of fresh and perishable corn products.

            (c) Commercially Reasonable Efforts. LICENSEE shall use all commercially reasonable efforts to maximize its revenues and profitability and shall at all times be actively engaged in all material respects in the development and prosecution of the business of marketing and selling of fresh and perishable sweet corn. LICENSEE shall use all commercially reasonable efforts to fully exploit the LICENSED MARKS through the sale of Licensed Products.


            (d) No Deduction. There shall be no deduction from the royalties owed to LICENSOR for taxes, fees, assessments, allowances, advertising or other expenses of any kind which may be incurred or paid by LICENSEE in connection with the growing, harvesting, sale, distribution or exploitation of the Licensed Products in the Territory.


            (e) Periodic Statements. On or before the fifteenth (15th) day of each month, LICENSEE shall furnish to LICENSOR complete and accurate statements showing (i) the number of cases, description, gross sales price and applicable royalty rate of each of the Licensed Products covered by this Sublicense sold by LICENSEE during the preceding month, and (ii) the royalties due hereunder. Such statement shall be furnished to LICENSOR whether or not any Licensed Product was Sold during the preceding month or whether or not any royalty is due hereunder and shall be certified by an officer of LICENSEE as being accurate. LICENSEE shall provide LICENSOR with weekly sales information by facsimile in a form reasonably acceptable to LICENSOR. LICENSEE acknowledges that LICENSOR intends to establish a system for conveyance of information of the type above described by electronic transmission and agrees that it will cooperate with LICENSOR in its reasonable requests to establish the system, provided the LICENSEE will not be required to purchase software or other equipment to establish such a system.

             (f) Royalty and Fee Payments. (i) LICENSEE shall pay all royalties owing to LICENSOR hereunder for any month within fifteen (15) days following the end of such month and (ii) LICENSEE shall pay all fees owing to the Joint Venture hereunder for each calendar year within one hundred and twenty (120) days following the end of such year. All royalty amounts in this Agreement are stated in United States Dollars, and all royalty payments shall be made in United States Dollars. The receipt or acceptance by LICENSOR or the Joint Venture of any of the statements furnished pursuant to this Agreement or of any royalties or fees paid hereunder (or the cashing of any checks paid hereunder) shall not preclude LICENSOR or the Joint Venture from questioning the correctness thereof at any time, and in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified and the appropriate payment made by LICENSEE.

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

            (g) Records. LICENSEE agrees to keep accurate books of account covering all transactions. LICENSOR, the Joint Venture or TPC and their authorized representatives shall have the right once quarterly at all reasonable hours of the day at LICENSEE's usual place of business, upon forty-eight (48) hours prior notice, to examine and copy said books of account and records and all other documents and materiel in the possession or under the control of LICENSEE insofar as they relate to the calculation of royalty or fees payable hereunder. If any such examination shall reveal a deficiency in royalties or fees paid or payable hereunder of more than five percent (5%) of the correct royalty or fees for the period audited or if examination is made because of the LICENSEE's failure to pay any amounts due hereunder, then LICENSEE shall bear all reasonable costs incurred by LICENSOR, the Joint Venture or TPC in connection with the examination. All books of account and records shall be kept available for at least four (4) years after the end of the month to which such books and records relate.

            (h) Marketing Efforts. The Joint Venture shall retain 25% of the fees paid to it each calendar year pursuant to section 2(a) (the "Marketing Fund") and shall spend the Marketing Fund in the next succeeding calendar year for the marketing of fresh and perishable corn products. The manner in which the Marketing Fund is utilized shall be determined by the Managers of the Joint Venture.

      3. EXCLUSIVITY

            (a) Exclusivity. The Sublicense granted herein shall be exclusive in the United States, Canada and Mexico, provided, however, LICENSOR reserves to itself, and may sublicense others to use, all or any of the Licensed Products as ingredients in other products which may bear any of the LICENSED MARKS anywhere in the world including the United States, Canada and Mexico, provided that the Licensed Products shall not comprise more than 10% by weight of such other product. LICENSEE will be the exclusive vehicle for the sale of sweet corn and it will not, directly or indirectly, sell sweet corn through any entity other than LICENSEE.

            (b) Reservation. Notwithstanding anything contained herein to the contrary, TPC may utilize, and grant others the right and license to utilize, the LICENSED MARKS in connection with the sale of (i) any product outside the United States, Canada and Mexico, (ii) any product other than Licensed Products and (iii) Licensed Products as ingredient(s) in other products. THIS LICENSE DOES NOT RESTRICT OR LIMIT TPC's RIGHTS TO UTILIZE THE LICENSED MARKS IN ANY MANNER WHATSOEVER EXCEPT SOLELY WITH RESPECT TO SALES IN THE TERRITORY OF LICENSED PRODUCTS.

      4. GOODWILL, ETC.

            (a) Acknowledgment. LICENSEE recognizes the great value of the goodwill associated with the LICENSED MARKS and acknowledges that the LICENSED MARKS and all rights therein and goodwill pertaining thereto belong exclusively to TPC, and that the LICENSED MARKS have a secondary meaning in the minds of the public. Upon expiration or termination of the right to use the LICENSED MARKS pursuant to this Sublicense, except for LICENSEE's

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rights to sell out its inventory pursuant to Section 12(d) below, LICENSEE shall cease all use of the LICENSED MARKS promptly and will not use any of the LICENSED MARKS thereafter.

            (b) No Impairment. LICENSEE agrees that during the term of this Sublicense or thereafter it will not attack the title or any rights of TPC or LICENSOR in and to the LICENSED MARKS, attack the validity of this Sublicense, or do anything either by an act of omission or commission which might impair, violate or infringe the LICENSED MARKS. LICENSEE will not claim adversely to TPC or LICENSOR or anyone claiming through TPC or LICENSOR with respect to any right, title or interest in or to said LICENSED MARKS and will not misuse or harm or bring the LICENSED MARKS into public disrepute; provided, however, that misuse, harm or public disrepute may not be inferred from packaging, labels, advertising or promotional materials with respect to which LICENSOR has given it prior approval unless there has been a material change in applicable laws or governmental regulations or LICENSOR has otherwise given reasonable notice to LICENSEE withdrawing such approval. If at any time LICENSOR reasonably determines that any such packaging, labels, advertising or promotional material with respect to which LICENSOR has given its prior approval does constitute misuse, or could cause harm or public disrepute, LICENSEE will modify such packaging, labels, advertising or promotional material upon LICENSOR's request. LICENSEE agrees that it has not and will not for its benefit, directly or indirectly, register(ed) or apply(ied) for registration of the LICENSED MARKS or any mark which is the same as or confusingly similar to the LICENSED MARKS.

            (c) Other Trademarks. Except as required by state law marketing mandates, LICENSEE may not, without LICENSOR's prior written consent, use other trademarks that are not LICENSED MARKS in connection with any Licensed Products bearing a LICENSED MARK (or any associated packaging, labeling or advertising); provided that if such consent is granted, the LICENSED MARKS shall be the primary trademark and other trademarks shall be secondary to the LICENSED MARKS. Nothing contained herein shall be construed in a manner which would limit LICENSEE's right to use other trademarks to market, advertise and sell sweet corn products, provided such other trademarks are not used on the same package as a Licensed Product.

            (d) Cooperation. LICENSEE agrees to cooperate fully and in good faith with TPC, at TPC's expense, for the purpose of securing and preserving TPC's rights in and to the LICENSED MARKS.

            (e) Registration. If any of the trademarks, service marks, trade names or logos licensed hereunder shall not be registered in the applicable class of products hereunder, LICENSEE acknowledges that TPC may register the LICENSED MARKS for the Licensed Products in its own name and that LICENSEE's use thereof shall inure to the benefit of TPC for such purpose, as well as for all other purposes. LICENSEE shall cooperate with TPC in any such registration or application, excluding incurring or payment of any expenses of TPC.

      5. MARKING

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            (a) Marking. LICENSEE agrees that it will mark each Licensed Product in the same manner as the samples submitted to LICENSOR for approval or in such manner as is specified by LICENSOR so as to indicate TPC's trademark and/or copyright rights. Where the Licensed Product bears the LICENSED MARKS of TPC, there shall be displayed an (R) adjacent to the mark for registered marks or a
(TM) for unregistered marks (or registered marks when used in a manner not covered by registration) as indicated from time to time by TPC. In addition to the proper marking of the Licensed Products outlined above, LICENSEE agrees to affix permanently, or to cause other authorized manufacturing sources to imprint or affix permanently to the Licensed Products a legend substantially as follows (or such other legend as LICENSOR may from time to time reasonably require by given written notice to LICENSEE):

            "[LICENSED MARK]" is a registered trademark of The Pillsbury Company and is used under license.

Any approval by LICENSOR hereunder shall not constitute a waiver of LICENSOR's rights or LICENSEE's duties under any other provision of this Agreement.

            (b) Copyright Notice. LICENSEE does hereby agree to place on all Licensed Products and packaging and labels for such Licensed Products and on all advertising material a copyright notice or notices sufficient in size, legibility, form, location, number and permanency to comply with the United States copyright laws, and the laws of the countries in which the Licensed Products are sold, in effect at the time of public distribution of the Licensed Products or advertising material, and also to comply with the copyright notice requirements of the Universal Copyright Convention then in effect. All such copyright notices shall be in the following form:

            (c) [year] THE PILLSBURY COMPANY. All Rights Reserved.

            (c) Notice. LICENSEE acknowledges that proper copyright and trademark notices must be permanently imprinted or affixed to all Licensed Products and advertising material and to any separate portions of Licensed Products or advertising material which contain any LICENSED MARK or any material subject to copyright protection and which are intended to be used separately by the purchaser or ultimate user. LICENSEE agrees that it will not, without the prior written consent of LICENSOR, affix to the Licensed Products or the advertising material, as it relates to the LICENSED MARKS, a trademark or copyright notice in its name or the names of any other person, firm or corporation. LICENSEE agrees it will not distribute or sell any Licensed Products or advertising materials in their possession, custody or control which do not carry trademark and copyright notices meeting the requirements of this
Section 5.

            (d) Copyright Ownership. LICENSEE hereby sells, assigns and transfers to TPC its entire, worldwide right, title and interest in and to all "new works" or "derivative works" heretofore or hereafter created utilizing any of the LICENSED MARKS, including but not limited to the copyrights and renewal copyrights thereon. If third parties who are not employees of LICENSEE make or have made any contribution to the creation of a new work, so that they might be deemed to be "authors" of the same as that term is used in present or future United States copyright statutes, LICENSEE agrees to obtain from such parties a comparable full

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assignment of rights so that the foregoing assignment by LICENSEE shall vest in
TPC full rights in the new work, free of any claims, interest or rights of third parties. Likewise, LICENSEE agrees not to permit any of its employees or agents to obtain or reserve by oral or written employment agreements or by any other agreements any rights as "authors" of such new works. At the request of LICENSOR, LICENSEE agrees to furnish TPC with full information concerning the creation of new works and with copies of assignments of rights obtained from third parties.

            (e) Notice of Infringement. LICENSEE and LICENSOR shall each notify the other in writing of any infringements, misappropriations or imitations by others of the LICENSED MARKS which may come to their attention, and LICENSOR and TPC shall have the right to reasonably determine whether any action shall be taken on account of any such infringements or misappropriations of the LICENSED MARKS. TPC, if it so desires, may at its own expense commence or prosecute any claims or suits in its own name or in the name of LICENSOR and/or LICENSEE or join LICENSOR and/or LICENSEE as a party thereto, but it is understood and agreed that neither LICENSOR or TPC is under any obligation whatsoever to institute any suit or take any other action on account of such infringements, misappropriations, or imitations. LICENSEE shall not institute any suit or take any action on account of any such infringement, misappropriation, or imitation of the LICENSED MARKS.

           (f) Irreparable Harm. LICENSEE expressly recognizes that the LICENSED MARKS possess a special, unique and extraordinary character which makes difficult the assessment of monetary damages which LICENSOR or TPC would sustain by unauthorized use. LICENSEE expressly recognizes and agrees that an irreparable injury would be caused to LICENSOR and TPC by unauthorized or improper use or any use in breach of this Sublicense, and agrees that preliminary and permanent injunctive and other equitable relief (including but not limited to attorneys' fees) would be appropriate in the event of a breach of this Sublicense by LICENSEE, provided that such remedy shall not be exclusive of legal remedies otherwise available.

      6. LICENSED PRODUCT AND PACKAGING APPROVAL

            (a) Quality. LICENSEE acknowledges that if the Licensed Products sold or distributed by it fail to meet or exceed the quality standards set forth in LICENSOR's Quality Assurance Manual, are not consistent with the agreed upon product design and specifications, or otherwise are not consistent with LICENSOR's or TPC's image and reputation for overall high quality products, then the substantial goodwill which TPC has built up and now possesses in the LICENSED MARKS would be impaired. Accordingly, it is an essential condition of this Sublicense and LICENSEE hereby covenants and agrees that the Licensed Products (including all packaging, labeling and advertising) covered by this Sublicense shall meet or exceed the quality standards set forth in LICENSOR's Quality Assurance Manual, comply with approved specifications, and be of such quality, style and appearance as shall be reasonably adequate and suited to their exploitation to the best advantage and to the protection and enhancement of the LICENSED MARKS and goodwill pertaining thereto; that such Licensed Products shall be

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grown, processed, harvested, sold and distributed in accordance with all applicable laws; and that the policy of sale, distribution and/or exploitation by LICENSEE shall be of high standards and to the best advantage of the LICENSED MARKS and that the same shall in no manner reflect adversely upon the good name of LICENSOR or TPC, or any of their programs or of the LICENSED MARKS. LICENSEE agrees that it shall not sell or distribute any Licensed Product which was returned to it or otherwise rejected due to quality reasons without the prior consent of LICENSOR. The rejection of Licensed Product by a customer shall not, in and of itself, be determinative of the quality of the product. Any product which fails a USDA inspection shall be deemed to have been rejected for quality reasons.

            (b) Product Design Approval. All product packaging and shipping cartons shall be developed in conjunction with LICENSOR and will be coordinated with LICENSOR throughout the process of such development. The quality and style of the Licensed Products, product packaging, and shipping cartons shall be subject to LICENSOR's prior written approval, which approval shall not be unreasonably withheld. LICENSEE agrees to comply with all reasonable approval procedure requirements of LICENSOR including without limitation the submission of specifications and the furnishing of such additional information as may be deemed necessary by LICENSOR or TPC to evaluate a proposed Licensed Product. Before offering to sell the Licensed Products, LICENSEE shall furnish to LICENSOR free of cost, for its written approval, preliminary concept with rough art work, keylines, finished illustration and product specifications, plus at least six (6) representative samples of each Licensed Product together with its packaging, shipping cartons and any proposed advertising or promotional materials. No Licensed Products shall be released, marketed or distributed without LICENSOR's prior written approval of the Licensed Product, its specifications and advertising or promotional materials. LICENSEE acknowledges that the purpose of the approvals by LICENSOR is solely for the purpose of ensuring that the LICENSED MARKS are being properly used and that the style and quality of the Licensed Products are acceptable to LICENSOR and TPC. Upon approval by LICENSOR of a Licensed Product, LICENSEE shall have the right to distribute such approved Licensed Product as long as the product does not materially deviate from the approved specifications. LICENSEE shall be responsible for compliance with all laws, rules and regulations of the applicable governments and agencies thereof, if any, with respect to said Licensed Products, and neither LICENSOR nor TPC shall have any responsibility in connection therewith. LICENSEE shall not depart in any respect from the style, quality of material or packaging of Licensed Products so approved without LICENSOR's prior written consent. LICENSEE shall continue to furnish to LICENSOR for its approval samples of the Licensed Product and packaging upon LICENSOR's request. If LICENSOR disapproves of LICENSEE's submission for approval, LICENSOR will suggest to LICENSEE, if reasonably possible, how the submission could be modified to obtain LICENSOR's approval.


            (c) Production Facility Approval. LICENSEE agrees to produce Licensed Products only in facilities which have been reviewed on site by LICENSOR or a designated agent of LICENSOR and found through inspection and review to meet or exceed the standards set forth in LICENSOR's Quality Assurance Manual for "Approval." LICENSOR may elect to rely upon LICENSEE's representation that a facility meets or exceeds the standards set forth in LICENSOR's Quality Assurance Manual for "Approval" instead of itself reviewing such facility. In the event LICENSOR elects to review the facility itself, it shall do so at its own cost and shall do so promptly so as not to delay production at the facility.

            LICENSEE also agrees that authorized representatives of LICENSOR and TPC will be permitted to inspect and audit any and all facilities from time to time to determine the facility's degree of compliance to LICENSOR's Quality Assurance Manual. LICENSEE shall bear the costs for third party outside facility reviews.

            In the event that LICENSOR or TPC reasonably determines through inspection, audit or other reasonable means that a facility supplying LICENSEE has not been approved by LICENSOR or fails to meet the standards defined in LICENSOR's Quality Assurance Manual in the reasonable judgment of LICENSOR's or TPC's authorized representative, LICENSOR reserves the right to take one of the following actions:

            (1) Place the facility in a "conditionally approved" status for minor non-compliances from LICENSOR's Quality Assurance Manual and/or agreed upon specifications and request a written corrective action plan from LICENSEE within ten days of LICENSOR's conditional approval. In the event a corrective action plan is submitted by LICENSEE and approved by LICENSOR, which approval shall not be unreasonably withheld and in any case such approval shall be granted or withheld within 48 hours of submission of the corrective action to LICENSOR or, if LICENSOR is required to submit the corrective action plan to TPC, within 48 hours of submission of the corrective action plan to TPC (if LICENSOR does not respond within such time period, LICENSEE's plan as submitted shall be deemed to have been approved), it is LICENSEE's responsibility to verify that corrective actions are completed as prescribed and in a timely manner. Any costs of corrective action shall be the responsibility of LICENSEE or the facility, and not LICENSOR or TPC. LICENSEE may restore the "conditionally approved" facility to "Approved" status once LICENSOR is reasonably satisfied that corrective actions are complete. LICENSOR and TPC reserve the right to re-inspect any facility which has been restored to "Approved" status. In the absence of an approved corrective action plan, LICENSOR or TPC may require discontinuance of production at the conditionally approved facility. This will result in a rating change to "Unapproved" for the facility of concern. LICENSEE shall be responsible for any and all costs of discontinuation.

            (2) Place the facility in an "Unapproved" status for major non-compliances from LICENSOR's Quality Assurance Manual and/or agreed upon specifications, require LICENSEE to discontinue production immediately and request a written corrective action plan from LICENSEE. LICENSOR shall either grant or withhold its approval within 48 hours of the submission of the plan to LICENSOR or, if LICENSOR is required to submit the corrective action plan to TPC, within 48 hours of submission of the corrective action plan to TPC. LICENSOR shall not unreasonably withhold its approval. LICENSEE shall be responsible for any and all costs of discontinuation of production and LICENSEE or facility shall bear any costs of corrective action.

      Once LICENSOR is reasonably satisfied with the corrective action, LICENSEE may request LICENSOR to re-inspect the unapproved facility and restore it to a "Conditionally

Approved" or "Approved" status. The costs reasonably incurred by LICENSOR or TPC of this reinspection shall be the responsibility of LICENSEE.

            (d) Quality Assurance Manual. LICENSEE agrees to comply in all respects with LICENSOR's Quality Assurance Manual. If LICENSOR makes changes to LICENSOR's Quality Assurance Manual, LICENSEE will be allowed a reasonable period of time in which to come into compliance with the changed requirement. To the extent the standards and requirements set forth in LICENSOR's Quality Assurance Manual are judged to be non-applicable or disadvantageous to the LICENSEE, it is the obligation of LICENSEE to propose changes in LICENSOR's Quality Assurance Manual which are suitable to LICENSEE while protecting LICENSOR's interests. If industry standards are changed by government regulation or state law marketing mandate having the force of law, specifications will be deemed to have been immediately changed to allow LICENSEE to be in compliance. LICENSEE will immediately notify LICENSOR of such change in specifications and LICENSEE shall comply with such new specifications.

            (e) Specifications. All Licensed Products to be sold by LICENSEE shall have product specifications that meet usual industry standards including, without limitation, formulation, ingredients, packaging requirements, and defining characteristics such as: USDA grade equivalents and food safety design requirements. The specifications shall be presented to LICENSOR at the time of design approval and resubmitted for reapproval in the event of any significant design change by LICENSEE.

            (f) Customer Complaints. LICENSEE shall use TPC's toll-free telephone number (or such other toll-free number LICENSOR may designate) for consumer responses and to place such number on all packaging of the Licensed Product. If LICENSOR requests, LICENSEE shall either (i) reimburse a pro rata portion of the costs of such toll-free line or (ii) maintain its own toll-free number. The party maintaining such toll-free line shall give the other party a monthly report summarizing the contents of any consumer complaint regarding the Licensed Product. To the extent available to it, LICENSOR shall disclose to LICENSEE other information reasonably relevant to LICENSEE with respect to consumer communications. LICENSOR shall endeavor to provide LICENSEE with all such information as soon as it is available to it and to the extent such information is in the possession of TPC, LICENSOR shall endeavor to obtain all such information as soon as possible. LICENSOR shall be entitled to request that LICENSEE investigate any complaint. LICENSEE shall be solely responsible for handling all consumer complaints; provided, however, that LICENSEE hereby authorizes LICENSOR or TPC to provide consumers with free Licensed Product or cash equivalent when TPC or LICENSOR reasonably deems such response appropriate. Such Licensed Product shall be provided at LICENSEE's sole expense. LICENSEE shall disclose to LICENSOR copies of all information LICENSEE receives with respect to consumer communications.

            (g) Excessive Complaints and Defective Products. In the event that LICENSOR reasonably determines that Licensed Products contain serious defects and/or are causing increased levels of consumer dissatisfaction, LICENSOR reserves the right to request reasonable corrective action by LICENSEE to minimize the negative impact on consumers and protect the LICENSED MARKS. The corrective action will be conducted within a timeframe reasonably acceptable to

LICENSOR and the costs of corrective action shall be for the sole account of LICENSEE.

            (h) Compliance with Laws. LICENSEE warrants and represents that all Licensed Products produced, sold and distributed by it shall not be adulterated, contaminated or misbranded within the meaning of any applicable law or regulation. LICENSEE agrees to comply with all applicable laws and regulations in connection with the growing, harvesting, processing, distribution or sale of Licensed Products.

      7. ADVERTISING, PROMOTION AND MERCHANDISING


            (a) Submission for Approval. LICENSEE shall submit all advertising and promotional copy pertaining to the Licensed Products to LICENSOR for written approval before release for publication. LICENSOR reserves the right to disapprove any proposed release without the necessity of stating a reason, provided that LICENSOR does suggest how the submitted material will obtain LICENSOR's approval. LICENSEE acknowledges that it is in the best interest of the overall brand development efforts for all licensees of the Licensed Marks that advertising and trade events be coordinated to the benefit of all such licensees. LICENSEE agrees that it shall review all proposed advertising and promotional activities with LICENSOR and LICENSEE will cooperate with LICENSOR in the development of joint programs.



            (b) TPC or LICENSOR Advertising. If TPC believes it is desirable to produce or place catalogs, promotional brochures or inserts, point of sale displays or other advertising matter displaying the Licensed Products in conjunction with other products of TPC and/or others, TPC shall each have the right to do so without payment or obligation to LICENSEE.


            (c) Use of LICENSEE's Name. LICENSOR and TPC shall have the right, but not the obligation, to use the name of LICENSEE in LICENSOR's or TPC's programs without any payment or obligation to LICENSEE whatsoever. LICENSOR agrees that such publicity will be in good taste in accordance with accepted industry standards. Any and each use of any trademark or trade name of LICENSEE must have the prior written approval of LICENSEE, which approval shall not be unreasonably withheld.

      8. INDEMNIFICATION AND INSURANCE

            (a) By LICENSEE. LICENSEE hereby agrees to indemnify LICENSOR and TPC and their respective directors, officers, agents and employees and to hold each of them harmless in all respects, including reasonable attorneys' fees, from and against any and all claims, demands, suits or causes of action of whatever kind or nature and resulting settlements, awards of judgments arising directly or indirectly out of any act or omission or alleged activity of LICENSEE in connection with the Licensed Products and/or the Sublicense, including any defects or alleged defects in the Licensed Products but excluding
(i) the use of the LICENSED MARKS in any manner permitted hereunder, and (ii) any act carried out by LICENSEE at the specific written request of LICENSOR so long as carried out with due care and in compliance with applicable laws and regulations; provided LICENSEE is given prompt notice of such claim, demand, suit, or cause of action, and the opportunity to defend, with LICENSOR's and/or TPC's cooperation. This indemnity shall survive the termination of this Agreement.

            (b) Insurance. LICENSEE shall, at its own expense, obtain and maintain throughout the term of this Sublicense, Commercial General Liability Insurance, on an "occurrence" form, with minimum limits of $2,000,000 combined single limit per occurrence, $4,000,000 general aggregate, and $2,000,000 products/completed operations aggregate. If requested by LICENSOR, the foregoing minimum policy limits shall be increased by a percentage equal to the percentage increase in the Consumer Price Index for all Urban Consumers as published by the U.S. Department of Labor Statistics since the Effective Date. Such insurance shall be provided by insurance carrier(s) with a financial condition comparable to, or better than, Best's "A" rating, and shall not contain any endorsement or policy provision which in any way limits or restricts coverage for contractual liability provided in the policy. Each policy shall be endorsed to name LICENSOR and TPC as additional insureds and to provide that it cannot be canceled without thirty (30) days prior written notice to LICENSOR. As proof of insurance, LICENSEE shall furnish to LICENSOR a Certificate of Insurance at least ten (10) days before any Licensed Products are distributed and/or sold, and thereafter prior to the expiration of any policy. Compliance with this Section concerning insurance shall in no way limit or restrict LICENSEE'S indemnification obligations.

            (c) By LICENSOR. LICENSOR hereby agrees to indemnify LICENSEE, and its directors, officers, agents and employees and to hold each of them harmless in all respects, including reasonable attorney's fees, from and against any and all claims, demands, suits or causes of action of whatever kind or nature and resulting settlements, awards or judgments arising directly or indirectly out of the use of the LICENSED MARKS in any manner permitted hereunder; provided LICENSOR is given prompt notice of such claim, demand, suit, or cause of action, and the opportunity to defend, with LICENSEE's cooperation. This indemnity shall survive the termination of this Agreement.

      9. COST OF PROMOTIONAL MATERIAL; TITLE TO ARTWORK

            If LICENSEE wishes to use artwork or other materials of LICENSOR or TPC in the production of the Licensed Products, the reasonable cost of such artwork and other materials and the reasonable time for the production thereof shall be borne by LICENSEE. LICENSEE will deliver to LICENSOR all artwork for the Licensed Products at the termination of this Sublicense without cost. All artwork and designs involving the LICENSED MARKS or any reproductions thereof shall, notwithstanding the development or use by LICENSEE, belong to TPC free from any claim whatsoever by LICENSEE or any persons claiming any rights from or through LICENSEE, and LICENSOR and TPC shall be entitled to use the same and to license the use of the same by others. Any modification of such materials by LICENSEE shall inure to the sole benefit and become the property of LICENSOR and TPC. LICENSEE shall reimburse LICENSOR for LICENSOR's reasonable costs of producing point of sale materials and sell sheets. LICENSOR shall only produce such materials after obtaining LICENSEE's prior approval.

      10. RIGHT OF TERMINATION BY LICENSOR; AUTOMATIC TERMINATION

            A. Without prejudice to any other rights that LICENSOR may have, LICENSOR shall have the right to terminate this Sublicense (which termination shall be with effect as to both LICENSEE and the Joint Venture) upon five (5) days written notice sent by registered or certified mail:

            (a) If LICENSEE does not comply with the requirements of Section
      2(c);


            (b) If LICENSEE shall be unable to pay its liabilities when due or shall become subject to any bankruptcy, insolvency or receivership proceeding of any nature (other than an involuntary proceeding of which LICENSEE obtains a dismissal within 60 days after filing), or if its business is placed in the hands of a receiver or trustee by the exercise of any judicial power of a court of competent jurisdiction;


            (c) If LICENSEE assigns, except as otherwise permitted pursuant to
      Section 16, or sublicenses this Sublicense or any of its rights hereunder;

            (d) If LICENSEE fails to abide by any of the material requirements of the Sublicense or breaches any material representation, warranty or covenant made by it herein and LICENSEE fails to cure such breach or failure within thirty (30) days after notice from LICENSOR; or

            (e) If LICENSEE fails to abide by any of the material requirements of the limited liability agreement entered into by and between the LICENSEE and LICENSOR as of the date hereof (the "LLC Agreement") or breaches any material representation, warranty or covenant made by it therein and LICENSEE fails to cure such breach or failure within thirty
      (30) days after notice from LICENSOR

      B. This Sublicense shall terminate automatically if the LICENSE AGREEMENT is terminated for any reason whatsoever other than an election by TPC to terminate the LICENSE AGREEMENT pursuant to Section 11 of the LICENSE AGREEMENT. In the event of termination by TPC pursuant to Section 11 of the LICENSE AGREEMENT, TPC shall elect to either allow this Sublicense to continue in effect as between LICENSEE and TPC or terminate the Sublicense in the manner prescribed in Section 11 below. Without regard to the manner in which the LICENSE AGREEMENT may be terminated, including termination by TPC for cause, LICENSOR shall have no liability to LICENSEE arising from such termination, except as set forth in
Section 11(d).

      11. TERMINATION OPTION

      (a) In addition to LICENSOR's rights to terminate this Sublicense pursuant to Section 10 above, and whether or not any of the events described in Section 10 above has occurred or exists, TPC shall have the irrevocable right and option (the "Termination Option") to terminate LICENSEE's rights hereunder, whether or not it elects to terminate the LICENSE AGREEMENT, in consideration of the payment by TPC of a cancellation fee equal to the fair market value, as of the date the Termination Option is exercised, of LICENSEE's rights under this Sublicense as determined pursuant to (c) below.


      (b) To exercise the Termination Option, TPC shall deliver to LICENSEE a written notice (the "Termination Notice") indicating TPC's election to exercise the Termination Option pursuant to this Section. For a period of 30 days after exercise of the Termination Option, LICENSEE shall afford TPC full access to all of LICENSEE's documents and information which TPC may request. TPC may rescind the Termination Notice at any time within 15 days after such 30-day due diligence period or after the final determination of the appraisers pursuant to
(c) below. Such rescission shall be by written notice and be without liability to either party; provided that TPC may not exercise the Termination Option more than once in any calendar year. If the Termination Option is exercised and the Termination Notice is not rescinded, TPC shall pay the Termination Payment in cash and LICENSEE's sublicense rights hereunder shall thereupon terminate.



      (c) The fair market value of LICENSEE's rights under this Sublicense as of the date of exercise of the Termination Option (i.e. the Termination Option exercise price) shall be determined by appraisal by one mutually acceptable appraiser; provided that, if TPC and LICENSEE are unable to agree on a single appraiser within ten days after exercise of the Termination Option, each party shall designate one appraiser and the two appraisers so designated shall, within ten days after their designation, jointly designate a third appraiser or, if they are unable to agree, such third appraiser shall, upon the petition of either party, be designated by the Senior Judge of the District Court for Hennepin County, State of Minnesota. All appraisers shall be experienced in business appraisal. The appraisers shall accomplish their appraisal under such rules and procedures as they may reasonably establish to determine the fair value of LICENSEE's right to use the LICENSED MARKS in its operations (independent of the value of any other tangible or intangible assets or business operations of LICENSEE) as of the date of exercise of the Termination Option based on the success of LICENSEE'S exploitation of the LICENSED MARKS to such date and after deducting royalties due hereunder. Each party will cooperate with such appraisers to the fullest extent. The decision of the appraisers shall be rendered in writing by a majority within thirty (30) days after the selection of the third appraiser, which decision shall be final and binding upon all parties. The fees and expenses of the appraisers shall be divided equally between the parties.


      (d) LICENSOR shall have no liability to LICENSEE arising from a termination pursuant to this Section 11. Notwithstanding the foregoing, in the event TPC does not pay the cancellation fee and it is required to do so in accordance with terms specified in this Section 11, then LICENSOR shall pay such cancellation fee to LICENSEE.

      12. EFFECT OF TERMINATION

            (a) Cessation of Rights. Subject to the limited right to dispose of inventory pursuant to Section 12(d), upon expiration or termination of this Sublicense, all rights granted to

LICENSEE hereunder shall cease and LICENSEE will refrain from further use of the LICENSED MARKS or anything confusingly similar to the LICENSED MARKS in connection with the growing, harvesting, sale or distribution of LICENSEE's products.


            (b) LICENSOR'S and TPC's Remedies. LICENSEE acknowledges that its failure (except as otherwise provided herein) to cease use of the LICENSED MARKS at the termination or expiration of this Sublicense will result in immediate and irreparable damage to TPC and LICENSOR and to the rights of any subsequent licensee. LICENSEE acknowledges and admits that there is no adequate remedy at law for such failure, and LICENSEE agrees that in the event of such failure TPC and/or LICENSOR shall be entitled to equitable relief by way of temporary and permanent injunctions and such other further relief as any court with jurisdiction may deem just and proper. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which TPC and/or LICENSOR is entitled under this Agreement or otherwise.



            (c) Final Statement. Thirty (30) days after the expiration or termination of this Sublicense, a statement showing the number and description of Licensed Product on hand or in process shall be furnished by LICENSEE to LICENSOR. LICENSOR shall have the right to take a physical inventory count to ascertain or verify such inventory and statement, and failure of LICENSEE to furnish such statement or refusal by LICENSEE to submit to such physical inventory count by LICENSOR shall forfeit LICENSEE's right to dispose of such inventory, TPC and LICENSOR retaining all other legal and equitable rights they may have under such circumstances.



            (d) Disposal of Inventory. LICENSEE may sell on a non-exclusive basis, for a period of six (6) months after expiration or termination of this Sublicense, Licensed Products that utilized the LICENSED MARKS covered by this Sublicense which are on hand or in processing at the time of expiration or termination, provided that royalties with respect to such period are paid and statements are furnished for that period in accordance with Section 2 of this Agreement and such Licensed Products otherwise comply in all respects with the terms of this Sublicense. During such period, LICENSEE may also use up its remaining inventory of LICENSOR approved packaging, boxes, and labels using the LICENSED MARKS.



            (e) Compliance With Other Terms. Notwithstanding anything to the contrary herein, LICENSEE shall not manufacture, sell or dispose of any Licensed Product utilizing the LICENSED MARKS after termination caused by the failure of LICENSEE to affix notice of copyright, trademark or service mark registration to the Licensed Products, cartons, containers, or packing or wrapping material or advertising, promotional or display material, or because of the departure by LICENSEE from the quality or style requirements of Sections 1, 5 and 6 herein unless such Licensed Product complies in every respect with all such provisions of this Agreement.


      13. NOTICES

            All notices and requests and statements to be given and all payments to be made hereunder shall be given or made at the respective addresses of LICENSOR and LICENSEE set forth below unless notification of a change of address is given in writing. Such notices and requests and statements shall be deemed to have been duly given if in writing and delivered personally or sent by certified mail, return receipt requested, with postage prepaid or sent by prepaid telegram, facsimile or reputable overnight courier.

       As to LICENSEE:


             Newcornco LLC
             P.O. Box 1090
             3040 Somis Rd
             Somis, California 93066
             Attention: Minos Athanassiadis and James Roberts
             Facsimile (805) 386-4389


       As to LICENSOR:

             The Sholl Group II, Inc.
             35l4 County Road 101
             Minnetonka, Mn. 55345
             Attention: Jeffrey J. Sholl, President
             Facsimile (612) 475-9604

      14. CONFIDENTIALITY

      LICENSOR and LICENSEE acknowledge that a confidential relationship exists between them by virtue of the relationship contemplated by this Agreement and, accordingly, the parties acknowledge and agree that:

            A. Any confidential information will be disclosed by one party to the other solely for purposes incidental to the business relationship contemplated by this Agreement, and, except as expressly provided herein, neither party will acquire any ownership right or interest in such confidential information by virtue of such disclosure pursuant to this Agreement.


            B. Each party will treat all confidential information disclosed to it by the other party as secret and confidential and shall strictly protect and safeguard confidential information from disclosure to third parties.


            C. Neither party will use any confidential information of the other party or TPC for any purpose not incidental to the purposes contemplated by this Agreement and neither party will disclose any such information to anyone other than its employees, agents, or representatives having a need to know such information for purposes incidental to this

      Agreement and who have executed a confidentiality agreement in a form that is acceptable to the other party.

            D. Each party acknowledges that irreparable injury may be caused to the other party and TPC in the event of any disclosure of confidential information in violation of this Agreement and each party agrees that, if it should make or attempt to make any such disclosure in violation of the provisions hereof, the other party and TPC shall be entitled, in addition to such other remedies, damages and relief as may be available under applicable law, to an injunction prohibiting such a disclosure or specifically enforcing the provisions of this article, as the case may be. The obligations of the parties as set forth in this Section 14 shall survive termination of this Agreement.


            E. For purposes of this Section, "confidential information" shall mean any trade secrets or other unpublished information which has value by virtue of not being generally known and which has been disclosed by one of the parties hereto to the other in writing and which has been clearly marked as confidential. Both parties agree that they shall not submit confidential information to the other party unless it first notifies the other party in writing of its intention of doing so and describing in such communication the general nature of what it intends to disclose. If the recipient of such communication requests in writing within 10 days of receipt of such communication that such information not be disclosed to it and the other party nevertheless sends such information, such information shall not be confidential information. LICENSOR and LICENSEE agree that confidential information shall not include, and that the obligations of secrecy, confidence and non-use set forth herein shall not apply to any information that (i) is or becomes publicly known without the fault of the recipient; (ii) was known by the recipient prior so its disclosure by the other party as evidenced by written and dated records kept in the ordinary course of business by the other party; or (iii) is independently disclosed to the recipient by a third party source without breach of a confidential relationship to the other party with regard to such information.


      15. NO JOINT VENTURE

            Nothing herein contained shall be construed to place LICENSOR and LICENSEE in the relationship of partners or joint venturers, except as otherwise provided for in the LLC Agreement and neither shall have any power to obligate or bind the other in any manner whatsoever.

      16. CONSENT TO ASSIGNMENT OR SUBLICENSE

            This Agreement and any rights granted herein may not be assigned, transferred, mortgaged, sublicensed or otherwise encumbered by LICENSEE without the prior written consent of LICENSOR. No transfer by operation of law shall be effective against LICENSOR or TPC. LICENSEE shall be deemed to have made an assignment if LICENSEE merges with another entity or if the current or future shareholders, or any of them, sell their shares of

LICENSEE. Notwithstanding the foregoing, to protect the valuable proprietary nature of the LICENSED MARKS, the current or future shareholders, or any of them, may sell all, or any, of their shares of LICENSEE to any third party provided such third party is not any of those entities listed on Schedule A attached hereto nor is such third party a licensee or owner of any of the brands listed on Schedule A.

      17. NO WAIVER; MODIFICATION; SEVERABILITY


            None of the terms of this Agreement can be waived or modified except expressly in writing signed by both parties. The failure of either party to insist on compliance with any provision hereof shall not constitute a waiver or modification of such provision. If any provision hereof is held to be invalid or unenforceable by any court of competent jurisdiction or any other authority vested with jurisdiction, such holding shall not affect the validity or enforceability of any other provision hereof.


      18. WHOLE AGREEMENT; GOVERNING LAW; CONSTRUCTION; BENEFIT

            (a) Whole Agreement. Upon execution, this Agreement cancels, terminates and supersedes any prior agreement or understanding relating to the subject matter hereof between the parties and there are no representations, promises, warranties, covenants, projections, or undertakings other than those contained herein and in the Limited Liability Company Agreement of the Joint Venture.


            (b) Governing Laws and Arbitration. This Agreement shall be governed by, and interpreted in accordance with the laws of the State of Minnesota including all matters of construction, validity, enforcement and performance, without giving effect to principles of conflict of laws. Any dispute, controversy or claim arising out of or relating to this Agreement or the alleged breach, termination or validity hereof, including alleged fraud in the inducement, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. The proceedings shall be conducted in Minneapolis, Minnesota. In any such proceedings, questions of substantive law shall be determined under the laws of the State of Minnesota. The decision of the arbitrator shall be final and shall be accorded full faith and credit and entitled to recognition and enforcement by the courts of the United States and in the courts of all states. The prevailing party in any such proceeding shall be entitled to recover reasonable attorneys' fees and costs related to such proceeding from the nonprevailing party.


            (c) Titles and Headings; Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

            (d) Benefit. Nothing in this Agreement or the agreements referred to herein, expressed or implied, shall confer on any person other than the parties hereto or thereto, or their respective permitted successors or assigns, any rights remedies, obligations or liabilities under or by reason of this Agreement, the agreements referred to herein, or the transactions contemplated herein or therein. Notwithstanding the foregoing, the parties acknowledge that there are numerous provisions in this Agreement which refer to TPC. The parties agree that TPC is intended to be a third party beneficiary of all such provisions which refer to any rights of TPC and TPC is entitled to the rights conferred upon it herein all as if it were a party hereto. LICENSEE acknowledges that LICENSOR has various obligations to TPC pursuant to the License including certain obligations to obtain TPC's approval or consent. LICENSEE agrees that if TPC refuses to grant any approval or consent to LICENSOR with respect to which LICENSEE is seeking LICENSOR's approval or consent, LICENSOR's subsequent refusal to grant approval or consent to LICENSEE shall not be deemed to be unreasonable.


            (e) Public Announcement. No press releases, announcements or other disclosure related to this Sublicense or the transactions contemplated herein will be issued or made without the written approval of each of TPC, LICENSOR and LICENSEE, except for any public disclosure which TPC, LICENSOR or LICENSEE in good faith believes is required by law (in which case the disclosing party will consult with the other parties prior to making such disclosure).

            IN WITNESS WHEREOF, the parties hereto have executed this Trademark Sublicense Agreement as of the day and year first above written.

                                THE SHOLL GROUP II, INC.


                                By: /s/ Jeffrey J. Sholl
                                   -------------------------------
                                    Jeffrey J. Sholl, President

                                NEWCORNCO LLC



                                By  /s/ [ILLEGIBLE]
                                   -------------------------------



                                FRESHCORN LLC


                                By  /s/ [ILLEGIBLE]
                                   -------------------------------
                                    A Manager

                                    Exhibit A

                                 Licensed Marks

      The following LICENSED MARKS (and any modifications thereto made by LICENSOR or TPC or its successor in interest during the term of this Agreement) may be used by LICENSEE only in connection with the Licensed Products and in accordance with the terms and conditions of the Sublicense:

      (l) "Green Giant" (name and logo).

      (2) "Green Giant Fresh"

      (3) "Nibblers"

      (4) "Little Sprout" (logo)

      (5) "Kounty Kist"

      (6) "Sweet Select"

                                    Exhibit B

                                Licensed Products

1) Definition

      Sweet Corn shall be "Licensed Products" hereunder if and only to the extent that (1) such corn is "fresh and perishable", and (2) any of the LICENSED MARKS are used in connection with the advertising, marketing, sale or distribution thereof.


      For purposes of this Sublicense, "fresh and perishable" shall mean that
(i) such corn is marketed to food services or in the produce section of the retail outlet and have a shelf life (measured from the date such corn is distributed into the food service or retail distribution channels) not longer than specified below, (ii) no chemicals or preservatives (except in the growing and harvesting thereof, except for coatings, processing aids and other current customary practices used in the marketing of vegetables have been added or applied to such vegetables or the packaging thereof) which have the effect of extending the shelf life thereof, (iii) such corn has not been cooked, frozen, dehydrated, refrigerated (except the refrigeration in the produce or deli section of the retail outlet or refrigeration used in delivery to the retail outlet), irradiated (except as may become customary in the produce section), and
(iv) such corn has not been placed in a can, jar, or bottle, nor in any other container or packaging intended to prolong the shelf life in excess of the respective shelf life set forth below from the date distributed into the food service or retail distribution channels.


2) Shelf Life

            42 days

                                   Schedule A

Brands                                Entities
------                                --------
Dole                                  Dole
Del Monte                             Del Monte
Fresh Express                         Fresh Express
Birdseye                              Dean Foods
FreshLike
T&A                                   Tanimura & Antle
Healthy Choice
Mann                                  Mann Packing
Fresh 1                               C.H. Robinson
Weight Watchers                       Heinz
River Ranch                           Albert Fisher
Foxy                                  Nunnes
S&W                                   S&W Fine Foods
C&W                                   California & Washington Co.
Hanover                               Hanover
Libby                                 Nestle
Pictsweet